Exhibit 99.1

Spherix Inc. Announces Definitive Terms Reached to Acquire Controlling Interest in Hoth Therapeutics, a Biopharmaceutical Company Developing its BioLexa Platform to Treat Skin Illness Such as Eczema.

Hoth’s BioLexa platform uses its proprietary technology to treat eczema without the use of traditional topical steroids.

New York, NY June 20, 2017 / PRNewswire/ Spherix Incorporated (NASDAQ: SPEX) announced today that the Company has negotiated definitive terms to acquire a controlling interest in Hoth Therapeutics, a development stage biopharmaceutical company focused on the development of therapeutics for patients suffering from atopic dermatitis, such as eczema. Closing of the deal with Hoth is subject to the completion and execution of customary closing documents, which the Company expects to be completed within 30 days or less.

Hoth Therapeutics is the licensee of proprietary, patented, drug compounds developed at the University of Cincinnati. Eczema is a disease which results in inflammation of the skin and characterized by rash, red skin, and itchiness. According to a GlobalData PharmaPoint research report, Eczema impacts millions of Americans and expected to represent a $5.6 billion market by 2022.

Anthony Hayes, the CEO of Spherix stated, “Hoth is an exciting pharmaceutical company that has licensed the rights to compounds developed at the University of Cincinnati and that have achieved positive results in initial studies conducted at the University of Miami. In addition, Hoth believes it will have the advantage of a shorter than average FDA approval process, with the ability to start Phase 505(b)(2) FDA testing. This advantage may result in lower development costs and shorter development time. Moreover, Hoth’s BioLexa platform uses its unique technology to treat eczema without the use of traditional topical steroids.”

Mr. Hayes went on to state that, “The dermatology space offers attractive returns and exits. For example, Pfizer’s May 16, 2016 decision to acquire Anacor Pharmaceuticals for approximately $5.2 billion reinforces the continuing interest in and value placed on novel dermatology treatments by big pharma. Anacor’s main drug at the time of acquisition by Pfizer was a topical treatment for mild to moderate atopic dermatitis.”

Mr. Hayes further stated, “The medical importance and excitement associated with the dermatology space, was an important consideration to management. We believe that this investment is an accretive value to our shareholders, which is in addition to value of our other businesses that we are continuing to develop. We believe this transaction demonstrates our continued efforts to drive shareholder value.”

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the development of new technology. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. We are a small company with limited financial resources and our scientific background and abilities to implement a commercialization strategy is subject to ever-changing market conditions and rapidly-advancing technologies over which we have no control. While we believe that these forward-looking statements are reasonable, market conditions and competition in the marketplace is ever-changing and we have no control over these influences. As a result, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the “SEC”) including, but not limited to, the Risk Factors relating to the Company’s patent business and other aspects of the Company’s business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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